UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2022
MGM Resorts International
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3600 Las Vegas Boulevard South, Las Vegas, Nevada  89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2022, MGM Grand Paradise, S.A. (“MGM Grand Paradise”), a subsidiary of MGM China Holdings Limited, an indirect majority-owned subsidiary of MGM Resorts International entered into an Addendum to the Sub-concession Contract for the Operation of Games of Fortune and Chance or Other Games in Casino in the Macao Special Administrative Region (the “Extension Contract”) with SJM Resorts, S.A. (“SJM”) pursuant to which the gaming sub-concession of MGM Grand Paradise, which is due to expire on June 26, 2022, would be extended to December 31, 2022. In connection with the extension, MGM Grand Paradise will pay the government of Macau MOP47 million (equivalent to approximately HK$45.64 million or US$5.81 million) as contract premium for such extension.

Pursuant to the Extension Contract, MGM Grand Paradise is also required to provide a bank guarantee in an amount of not less than MOP880 million (equivalent to approximately HK$854.52 million or US$108.87 million) to the government of Macau within three months from the date of signing the Extension Contract to warrant the fulfillment of labor debts upon the expiration of the Extension Contract. The Macau Government may require an increase in the amount of the guarantee, depending on the actual number of employees employed by MGM Grand Paradise.

In addition, in connection with the Extension Contract, MGM Grand Paradise executed an undertaking to the Macau Government pursuant to which the casino areas of the MGM Cotai property and the casino areas of the MGM Macau property will be reverted, free of charge and without any encumbrances, to the Macau Government, at the end of the extended sub-concession period on December 31, 2022. The reversion of casino areas is required under the Macau Law No. 16/2001 (Legal Framework for the Operations of Games of Fortune and Chance in a Casino) and in compliance with the terms of the Extension Contract.

This description of the Extension Contract is qualified in its entirety by reference to the full text of the Extension Contract attached hereto as Exhibits 10.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On June 20, 2022, Tilak Mandadi, the Company’s Chief Strategy, Innovation and Technology Officer resigned from the Company to pursue other opportunities. Mr. Mandadi will remain an employee of the Company through July 15, 2022.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit Number	Description

10.1	Addendum to the Sub-concession Contract, dated June 23, 2022, between SJM Resorts, S.A. and MGM Grand Paradise, S.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MGM Resorts International

Date: June 24, 2022	By:	/s/ Jessica Cunningham
Name: Jessica Cunningham
Title: Senior Vice President, Legal Counsel and Assistant Secretary